Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-34458 and 33-54937) of Integrated Device Technology, Inc. of our report dated April 19, 1996, listed in the index appearing under Item 8 of the Annual Report on Form 10-K.






PRICE WATERHOUSE LLP
San Jose, California
May 15, 1996